Exhibit 99.1

GENZYME CORPORATION

CONSENT FORM

FOR CONSENT TO

(1) the Proposed Amendment to the Indenture in Respect of any and all of Genzyme’s Outstanding

3.625% Senior Notes due 2015 and 5.000% Senior Notes due 2020 (together, the “Notes”)

(CUSIP Nos. 372917AP9, 372917AQ7, 372917AR5 and 372917AS3)

in consideration of payment by Genzyme of a Consent Fee of $2.50 per $1,000 principal amount of Notes

and

(2) the release of the guarantee of the Notes by Genzyme Europe B.V.

in consideration of an irrevocable guarantee of the Notes by Sanofi

PURSUANT TO THE CONSENT SOLICITATION STATEMENT AND PROSPECTUS REFERRED TO BELOW

To: Global Bondholder Services Corporation, as Tabulation Agent

By Facsimile: (212) 430-3775/3779

For Confirmation Only Telephone: (212) 430-3744

By Mail, Hand Delivery or Overnight Courier

65 Broadway – Suite 404

New York, NY 10006

The Solicitation is being made by Genzyme Corporation (“Genzyme”), only to holders of record of the Notes as of 5:00 p.m., New York City time on April 24, 2011 (the “Record Date”), pursuant to the Consent Solicitation Statement and Prospectus, dated May 24, 2011 (as the same may be amended or supplemented from time to time, the “Statement”). Consents will also be accepted from any other person who has obtained a proxy in a form reasonably acceptable to Genzyme which authorizes such other person (or person claiming title by or through such other person) to deliver a Consent with respect to any Notes on behalf of a Holder. Capitalized terms used but not defined in this Consent Form have the meanings set forth in the Statement, unless otherwise defined herein.

For purposes of the Solicitation, DTC has authorized the DTC Participants set forth in the position listing of DTC for the Notes as of the Record Date to execute Consent Forms as if they were Holders of the Notes held of record in the name of DTC or its nominee. Accordingly, Consents will be accepted from DTC Participants as Holders. Any beneficial owner whose Notes are held through a broker, dealer, commercial bank, trust company or other nominee and who wishes to deliver a Consent should contact the Holder of its Notes promptly and instruct such Holder to deliver a Consent on its behalf.

Holders who wish to deliver a Consent to the Proposed Amendment and the release of the B.V. Guarantee should deliver one or more properly completed Consent Forms signed by or on behalf of such Holder by registered mail, overnight courier or by facsimile to the Tabulation Agent (and not to Genzyme, the Trustee, the Information Agent or the Paying Agent) at its address or facsimile number set forth above for receipt prior to the Expiration Date. However, Genzyme reserves the right to accept any Consent received by it, the Trustee, the Information Agent or the Paying Agent. The method of delivery of this Consent Form and all other required documents to the Tabulation Agent is at the risk of the Holder, and the delivery will be deemed made only when actually received by the Tabulation Agent. In all cases, sufficient time should be allowed to assure timely delivery. No Consent Form should be sent to any person other than the Tabulation Agent.

Unless a Holder otherwise establishes an exemption from withholding, the payment of the consent fee will be subject to U.S. federal income tax withholding (i) at a 28% rate unless a U.S. Holder provides a properly completed IRS Form W-9 to the Tabulation Agent; or (ii) at a 30% rate unless a Non-U.S. Holder provides to the Tabulation Agent (a) appropriate documentation (generally on IRS Form W-8BEN) demonstrating a reduced rate or exemption from withholding is available under an applicable income tax treaty, or (b) a properly completed IRS Form W-8ECI.

CONSENT

Ladies and Gentlemen:

The undersigned acknowledges receipt of the Statement and that the terms and conditions of the Statement shall be incorporated in, and form a part of, this Consent Form which shall be read and construed accordingly. The Proposed Amendment, the release of the B.V. Guarantee and issuance of the Sanofi Guarantee will not become operative until the satisfaction or waiver of the conditions set forth in the Statement.

The undersigned hereby represents and warrants that (i) the undersigned is a Holder of the Notes indicated in the Signature Annex and has full power and authority to take the action indicated below in respect of such Notes, (ii) in evaluating the Solicitation, the undersigned has made its own independent appraisal of the Solicitation and is not relying on any statement, representation or warranty, express or implied, made by Genzyme, Sanofi, the Trustee, the Tabulation Agent, the Information Agent or the Paying Agent not contained in the Statement or this Consent Form, and (iii) the undersigned is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with Genzyme. The representations of the undersigned shall be deemed to be repeated and reconfirmed at the Effective Time (if not already elapsed at the time of giving this Consent), on the Expiration Date and on the date of payment of the Consent Fee. The undersigned will, upon request, execute and deliver any additional documents deemed by Genzyme to be necessary or desirable to properly deliver the undersigned’s Consent.

In addition, the undersigned acknowledges that, (i) the undersigned must comply with the provisions of this Consent Form, and complete the information required herein, to validly deliver a Consent to the Proposed Amendment and the release of the B.V. Guarantee set forth in the Statement, (ii) a Consent Form delivered pursuant to any one of the procedures described under the heading “The Solicitation—How to Consent” in the Statement will constitute a binding agreement between the undersigned and Genzyme subject to the terms and conditions of the Solicitation and (iii) the undersigned may revoke a Consent it grants hereby only in accordance with the procedures set forth in the Statement under the heading “The Solicitation—Revocation of Consent.”

The undersigned acknowledges that by submitting this Consent Form, it is giving its Consent to the Proposed Amendment and the release of the B.V. Guarantee with respect to the aggregate principal amount of Notes specified in the Signature Annex; and that this Consent Form relates to the aggregate principal amount of Notes the undersigned specified by completing the appropriate spaces in the Signature Annex. The undersigned further acknowledges that it is and shall be deemed to be agreeing and acknowledging that by delivering its Consent it approves the Proposed Amendment, the release of the B.V. Guarantee and the entering into of the Supplemental Indenture, the execution and delivery thereof, the adoption and implementation thereof and all related matters (and directs the Trustee to enter into the Supplemental Indenture), and waives and releases any objections, claims and causes of action in respect of or related to any of the foregoing against any of Genzyme, Sanofi, the Information Agent, the Tabulation Agent, the Paying Agent or the Trustee and their respective officers, employees, attorneys, advisors, directors and affiliates. Genzyme is seeking Consents to all of the Proposed Amendment and the release of the B.V. Guarantee as a single proposal. Accordingly, a Consent purporting to Consent to only a portion of the Proposed Amendment, or to the Proposed Amendment and not the release of the B.V. Guarantee, or vice versa, will not be valid and the delivery of a consent by a Holder is the delivery of a Consent to all of the Proposed Amendment and the release of the B.V. Guarantee.

SIGNATURE ANNEX

Consent Solicitation Statement of Genzyme Corporation and Prospectus of Sanofi, dated May 24, 2011

A DTC Participant must execute this Consent Form exactly as its name appears on DTC’s position listing as of the Record Date.

1.	The DTC participant signing this Signature Annex is:

Participant Account Number:
Company Name:
Company Address:
Contact Person:
Tax Identification Number:
Telephone:
E-mail address:

2.	List below the Notes with respect to which this Signature Annex relates and with respect to which you consent to the Proposed Amendment and the release of the B.V. Guarantee.

DESCRIPTION OF NOTES
3.625% Senior Notes due 2015 CUSIP Nos. 372917AP9 and 372917AQ7
Name(s) and Address(es) of Holder(s) (Please Fill in, if blank)	Certificate Numbers	Aggregate Principal Amount Represented	Principal Amount as to which Consents are Given

Total Principal Amount:

DESCRIPTION OF NOTES
5.000% Senior Notes due 2020 CUSIP Nos. 372917AR5 and 372917AS3
Name(s) and Address(es) of Holder(s) (Please Fill in, if blank)	Certificate Numbers	Aggregate Principal Amount Represented	Principal Amount as to which Consents are Given

Total Principal Amount:

3.	The undersigned hereby makes all acknowledgments, representations, warranties, agreements and authorizations described in the Consent Form and the Statement to which this Signature Annex relates.

Signature of Authorized Signatory:

Name of Authorized Signatory:

Title:	Date:

4.	Please provide the following wire information for payment of the Consent Fee to be paid to you.

WIRE INFORMATION

BANK NAME:

ABA#:

BANK A/C#:

FOR FURTHER CREDIT TO: